Exhibit 10.3

THE BOND MARKET ASSOCIATION

Master Repurchase Agreement

September 1996 Version

Dated as of September 12, 2008

Between:

J.P. Morgan Securities Inc.

and

JERIT Finance CO JPM, LLC

1.	Applicability

From time to time the parties hereto may enter into transactions in which one party ("Seller") agrees to transfer to the other ("Buyer") securities or other assets ("Securities") against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto and in any other annexes identified herein or therein as applicable hereunder.

2.	Definitions

(a)           “Act of Insolvency", with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party's inability to pay such party's debts as they become due;

(b)           "Additional Purchased Securities", Securities provided by Seller to Buyer pursuant to Paragraph 4(a) hereof;

(c)           "Buyer's Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of the Buyer's Margin Percentage to the Repurchase Price for such Transaction as of such date;

(d)           "Buyer's Margin Percentage", with respect to any Transaction as of any date, a percentage (which may be equal to the Seller's Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction;

(e)           "Confirmation", the meaning specified in Paragraph 3(b) hereof;

(f)           "Income", with respect to any Security at any time, any principal thereof and all interest, dividends or other distributions thereon;

(g)           "Margin Deficit", the meaning specified in Paragraph 4(a) hereof;

(h)           "Margin Excess", the meaning specified in Paragraph 4(b) hereof;

(i)           "Margin Notice Deadline", the time agreed to by the parties in the relevant Confirmation, Annex I hereto or otherwise as the deadline for giving notice requiring same-day satisfaction of margin maintenance obligations as provided in Paragraph 4 hereof (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice);

(j)           "Market Value", with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities);

(k)           "Price Differential", with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

(l)           "Pricing Rate", the per annum percentage rate for determination of the Price Differential;

(m)           "Prime Rate", the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates);

(n)           "Purchase Date", the date on which Purchased Securities are to be transferred by Seller to Buyer;

(o)           "Purchase Price", (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, except where Buyer and Seller agree otherwise,

such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4(b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Seller's obligations under clause (ii) of Paragraph 5 hereof;

(p)           "Purchased Securities", the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefor in accordance with Paragraph 9 hereof. The term "Purchased Securities" with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4(a) hereof and shall exclude Securities returned pursuant to Paragraph 4(b) hereof;

(q)           "Repurchase Date", the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraph 3(c) or 11 hereof;

(r)           "Repurchase Price", the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination;

(s)           "Seller's Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of the Seller's Margin Percentage to the Repurchase Price for such Transaction as of such date;

(t)           "Seller's Margin Percentage", with respect to any Transaction as of any date, a percentage (which may be equal to the Buyer's Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.

3.	Initiation; Confirmation; Termination

(a)           An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

(b)           Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a "Confirmation"). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

(c)           In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.

4.	Margin Maintenance

(a)           If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer's Margin Amount for all such Transactions (a "Margin Deficit"), then Buyer may by notice to Seller require Seller in such Transactions, at Seller's option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer ("Additional Purchased Securities"), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer's Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).

(b)           If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller's Margin Amount for all such Transactions at such time (a "Margin Excess"), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer's option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller's Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).

(c)           If any notice is given by Buyer or Seller under subparagraph (a) or (b) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer cash or Additional Purchased Securities as provided in such subparagraph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Securities no later than the close of business in the relevant market on the next business day following such notice.

(d)           Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.

(e)           Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess, as the case may be, exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

(f)           Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs (a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).

5.	Income Payments

Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of the Securities that is not otherwise received by Seller, to the full extent it would be so entitled if the Securities had not been sold to Buyer. Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is paid or distributed either (i) transfer to or credit to the account of Seller such Income with respect to any Purchased Securities subject to such Transaction or (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence (A) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit, or (B) if an Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid or distributed.

6.	Security Interest

Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all Income thereon and other proceeds thereof.

7.	Payment and Transfer

Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.

8.	Segregation of Purchased Securities

To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Seller's interest in the Purchased Securities shall pass to Buyer on the Purchase Date and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraph 3, 4 or 11 hereof, or of Buyer's obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

Required Disclosure for Transactions in Which the Seller Retains Custody of the
Purchased Securities

Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer's securities segregated at all times, unless in this Agreement Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer's securities will likely be commingled with Seller's own securities during the trading day. Buyer is advised that, during any trading day that Buyer's securities are commingled with Seller's securities, they [will]* [may]** be subject to liens granted by Seller to [its clearing bank]* [third parties]** and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller's ability to resegregate substitute securities for Buyer will be subject to Seller's ability to satisfy [the clearing]* [any] * * lien or to obtain substitute securities.

*Language to be used under 17 C.F.R. ß403.4(e) if Seller is a government securities broker or dealer other than a financial institution.

**Language to be used under 17 C.F.R. ß403.5(d) if Seller is a financial institution. 9. Substitution

9.	Substitution

(a)           Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.

(b)           In Transactions in which Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for

Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.

10.	Representations

Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

11.	Events of Default

In the event that (i) Seller fails to transfer or Buyer fails to purchase Purchased Securities upon the applicable Purchase Date, (ii) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (iii) Seller or Buyer fails to comply with Paragraph 4 hereof, (iv) Buyer fails, after one business day's notice, to comply with Paragraph 5 hereof, (v) an Act of Insolvency occurs with respect to Seller or Buyer, (vi) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vii) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an "Event of Default"):

(a)           The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). The nondefaulting party shall (except upon the occurrence of an Act of Insolvency) give notice to the defaulting party of the exercise of such option as promptly as practicable.

(b)           In all Transactions in which the defaulting party is acting as Seller, if the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party's obligations in such Transactions to repurchase all Purchased Securities, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Paragraph, shall thereupon become immediately due and payable,

(ii) all Income paid after such exercise or deemed exercise shall be retained by the nondefaulting party and applied to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder, and (iii) the defaulting party shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party's possession or control.

(c)           In all Transactions in which the defaulting party is acting as Buyer, upon tender by the nondefaulting party of payment of the aggregate Repurchase Prices for all such Transactions, all right, title and interest in and entitlement to all Purchased Securities subject to such Transactions shall be deemed transferred to the nondefaulting party, and the defaulting party shall deliver all such Purchased Securities to the nondefaulting party.

(d)           If the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, the nondefaulting party, without prior notice to the defaulting party, may:

i.
as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and

ii.
as to Transactions in which the defaulting party is acting as Buyer, (A) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, securities ("Replacement Securities") of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source.

Unless otherwise provided in Annex I, the parties acknowledge and agree that (1) the Securities subject to any Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid or offer quotations for any Security, the nondefaulting party may establish the source therefor in its sole discretion and (3) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Securities).

(e)           As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the nondefaulting party for any excess of the price paid (or deemed paid) by the nondefaulting party for Replacement Securities over the Repurchase Price for the Purchased Securities replaced thereby and for any amounts payable by the defaulting party under Paragraph 5 hereof or otherwise hereunder.

(f)           For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of the option referred to in subparagraph (a) of this Paragraph.

(g)           The defaulting party shall be liable to the nondefaulting party for (i) the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

(h)           To the extent permitted by applicable law, the defaulting party shall be liable to the nondefaulting party for interest on any amounts owing by the defaulting party hereunder, from the date the defaulting party becomes liable for such amounts hereunder until such amounts are (i) paid in full by the defaulting party or (ii) satisfied in full by the exercise of the nondefaulting party's rights hereunder. Interest on any sum payable by the defaulting party to the nondefaulting party under this Paragraph 11(h) shall be at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

(i)           The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

12.	Single Agreement

Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

13.	Notices and Other Communications

Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address specified in Annex II hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

14.	Entire Agreement; Severability

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

15.	Non-assignability; Termination

(a)           The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be terminated by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

(b)           Subparagraph (a) of this Paragraph 15 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 11 hereof.

16.	Governing Law

This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

17.	No Waivers, Etc.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Paragraph 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

18.	Use of Employee Plan Assets

(a)           If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") are intended to be used by either party hereto (the "Plan Party") in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

(b)           Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

(c)           By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller's latest such financial statements, there has been no material adverse change in Seller's financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

19.	Intent

(a)           The parties recognize that each Transaction is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(b)           It is understood that either party's right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

(c)           The parties agree and acknowledge that if a party hereto is an "insured depository institution," as such term is defined in the Federal Deposit Insurance Act, as amended ("FDIA"), then each Transaction hereunder is a "qualified financial contract," as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d)           It is understood that this Agreement constitutes a "netting contract" as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a "covered contractual payment entitlement" or "covered contractual payment obligation", respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a "financial institution" as that term is defined in FDICIA).

20.	Disclosure Relating to Certain Federal Protections

The parties acknowledge that they have been advised that:

(a)           in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission ("SEC") under Section 15 of the Securities

Exchange Act of 1934 ("1934 Act"), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 ("SIPA") do not protect the other party with respect to any Transaction hereunder;

(b)           in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 1 5C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c)           in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

J.P. MORGAN SECURITIES INC.	JERIT FINANCE CO JPM, LLC
By /s/ Mark D. Pasierb	By /s/ Jeffrey D. Goldberg
Name Mark D. Pasierb	Name Jeffrey D. Goldberg
Title Executive Director	Title Authorized Signatory

ANNEX I
Supplemental Terms and Conditions

This Annex I forms a part of the Master Repurchase Agreement dated as of September 12, 2008 (the "Agreement") between J.P. Morgan Securities Inc. ("Buyer") and JERIT Finance CO JPM, LLC ("Seller"). Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Agreement.

1.           Other Applicable Annexes. In addition to this Annex I and Annex II, the following Annexes and any Schedules thereto shall form a part of the Agreement and shall be applicable thereunder:

Annex I-a (Master Close Out and Set Off Terms)
Annex V (Margin for Forward Transactions)
Annex VI (Buy/Sell Back Transactions)

2.           Confirmations in accordance with Paragraph 3(b) are in all cases to be furnished by J.P. Morgan Securities Inc. (“JPMSI”).

3.           The "Buyer's Margin Percentage" and "Seller's Margin Percentage", as defined in Section 2, shall be agreed to at time of trade.

4.           The generally recognized source for the determination of Market Value under Paragraph 2(j) shall be (i) TradeWeb for U.S. Treasury bills, bonds and notes or (ii) determined in good faith by JPMSI in a manner selected by it for all other securities.

5.           With respect to all Transactions, JERIT Finance CO JPM, LLC hereby represents and warrants to JPMSI that it is not a “Plan Party” (as defined in Paragraph 18 of the Agreement).

6.           “Margin Notice Deadline” means 10:00 a.m. New York Time.

7.           Notices pursuant to Section 4 of the Agreement may be delivered orally by telephone (but in no event by voicemail) directly to one of the individuals set forth on Annex II, or their named successors, and need not be confirmed in writing, or by electronic mail to an address supplied by the other party.

8.           In addition to the representations and warranties contained in the Agreement, each of Buyer and Seller represents and warrants to the other, and shall on the Purchase Date of any Transaction be deemed to represent and warrant, as follows:

(a)           It is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party to the Agreement, other than the representations expressly set forth in the Agreement;

(b)           It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any

Transaction) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party to the Agreement;

(c)           It is a sophisticated and informed institution that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Agreement and each Transaction and is capable of assuming and willing to assume (financially and otherwise) those risks;

(d)           It is not acting as a fiduciary or financial, investment or commodity trading advisor for any other party to the Agreement, and has not given any other party to the Agreement (directly or indirectly through any other person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Agreement or any Transaction.

9.           In addition to the representations and warranties above and the representations and warranties set forth in Paragraph 10 of the Agreement, each of Seller and JER Investors Trust Inc. (“Guarantor”) represents and warrants to Buyer as of the date of this Agreement and will be deemed to represent and warrant to Buyer as of the Purchase Date for the purchase of any Purchased Securities by Buyer from Seller and any Transaction thereunder and covenants that at all times while this Agreement and any Transaction thereunder is in effect, unless otherwise stated herein:

(a)           Adequate Capitalization; No Fraudulent Transfer. Seller has, as of such Purchase Date, adequate capital for the normal obligations foreseeable in a business of its size and character and in light of its contemplated business operations. Seller is generally able to pay, and as of the date hereof is paying, its debts as they come due. Seller has not become, or is presently, financially insolvent nor will Seller be made insolvent by virtue of Seller’s execution of or performance under this Agreement within the meaning of the bankruptcy laws or the insolvency laws of any jurisdiction. Seller has not entered into this Agreement or any Transaction pursuant thereto in contemplation of insolvency or with intent to hinder, delay or defraud any creditor.

(b)           Judgments/Bankruptcy. Except as disclosed in writing to Buyer, there are no judgments against Seller unsatisfied of record or docketed in any court located in the United States of America and no Act of Insolvency has ever occurred with respect to Seller.

(c)           Use of Proceeds; Margin Regulations. All proceeds of each Transaction shall be used by Seller for purposes permitted under Seller’s respective governing documents, provided that no part of the proceeds of any Transaction will be used by Seller to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying any margin security. Neither the entering into of any Transaction nor the use of any proceeds thereof will violate, or be inconsistent with, any provision of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(d)           Financial Information. All financial data concerning Seller, Guarantor and the Purchased Securities that has been delivered by Seller, or Guarantor on behalf of Seller, to Buyer is true, complete and correct in all material respects. All financial data concerning Seller and Guarantor has been prepared fairly in accordance with GAAP. Since the delivery of such data, except as otherwise disclosed in writing to Buyer, there has been no change in the financial position of Seller, Guarantor or the Purchased Securities, or in the results of operations of Seller or Guarantor, which change is reasonably likely to have a material adverse effect on Seller or Guarantor.

(e)           Ownership. Seller is and shall remain at all times a wholly owned subsidiary of Guarantor.

(f)           Seller shall promptly notify Buyer of any material adverse change in its business operations and/or financial condition; provided, however, that nothing in this paragraph shall relieve Seller of its obligations under this Agreement.

(g)           Seller shall provide Buyer with copies of such documents as Buyer may reasonably request evidencing the truthfulness of the representations set forth in this paragraph.

(h)           Seller shall notify Buyer of the occurrence of any default or Event of Default (as defined in the relevant agreement) with respect to any indebtedness, including any credit facilities or repo facilities to which Seller and/or Guarantor is a borrower or repo facility Seller, as soon as possible but in no event later than the immediately succeeding business day following the date upon which Seller becomes aware of the event.

(i)           At any time from time to time upon the reasonable request of Buyer, at the sole expense of Seller (provided, however, that in no event shall such out-of-pocket expenses exceed $5,000 in the aggregate), Seller will promptly and duly execute and deliver such further instruments and documents and take such further actions as Buyer may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement.

(j)           Seller or Guarantor, as applicable, shall provide, or to cause to be provided, to Buyer the following financial and reporting information:

(i)           Within forty-five (45) calendar days after the last day of each of the first three fiscal quarters in any fiscal year, consolidated unaudited financial statements of Guarantor presented fairly in accordance with GAAP or, if such financial statements being delivered have been filed with the Securities and Exchange Commission (“SEC”) pursuant to the requirements of the Securities Exchange Act of 1934 (“1934 Act”), or similar state securities laws, presented in accordance with applicable statutory and/or regulatory requirements and delivered to Buyer within the same time frame as are required to be filed in accordance with such applicable statutory or regulatory requirements, in either case accompanied by a Covenant Compliance Certificate (attached as Exhibit I hereto), including a statement of operations and a statement of changes in cash flows for such quarter and statement of net assets as of the end of such quarter, and certified as being true and correct by a Covenant Compliance Certificate; and

(ii)           Within ninety (90) calendar days after the last day of its fiscal year, Guarantor’s consolidated audited financial statements, prepared by a nationally recognized independent certified public accounting firm and presented fairly in accordance with GAAP or, if such financial statements being delivered have been filed with the SEC pursuant to the requirements of the 1934 Act, or similar state securities laws, presented in accordance with applicable statutory and/or regulatory requirements and delivered to Buyer within the same time frame as are required to be filed in accordance with such applicable statutory and/or regulatory requirements, in either case accompanied by a Covenant Compliance Certificate, including a statement of operations and a statement of changes in cash flows for such quarter and statement of net assets as of the end of such quarter accompanied by an unqualified report of the nationally recognized independent certified public accounting firm that prepared them.

(k)           Seller or Guarantor shall provide Buyer with any such additional reports or information as Buyer may reasonably request.

(l)           Seller and Guarantor shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions fairly in accordance with GAAP, and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP.

(m)           Seller shall:

(i)           continue to engage in business of the same general type as now conducted by it or otherwise provide Buyer with at least (10) Business Days prior written notice thereof and maintain and preserve its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business;

(ii)           comply with all contractual obligations and with the requirements of all applicable laws, rules, regulations and orders of governmental authorities (including, without limitation, all environmental laws) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a material adverse effect; and

(iii)           not cause or permit any change of control without providing Buyer with at least ten (10) Business Days prior written notice thereof.

(n)           Guarantor shall:

(i)           continue to engage in business of the same general type as now conducted by it or otherwise provide Buyer with at least (10) Business Days prior written notice thereof and maintain and preserve its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business;

(ii)           comply with all contractual obligations and with the requirements of all applicable laws, rules, regulations and orders of governmental authorities (including, without limitation, all environmental laws) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a material adverse effect; and

(iii)           not cause or permit any change of control without providing Buyer with at least ten (10) Business Days prior written notice thereof.

10.           The first paragraph of Paragraph 11 of the Agreement is hereby amended to add the following language before the phrase “(each an “Event of Default”)”:

(viii)                      Buyer shall fail to receive on any date such payment is due, the accreted value of the Price Differential (less any amount of such Price Differential previously paid by

Seller to Buyer) (including, without limitation, in the event amounts equal to Income paid or distributed on or in respect of the Purchased Securities is insufficient to make such payment and Seller does not make such payment or cause such payment to be made);

(ix)           Seller or Guarantor shall be in default under (i) any indebtedness of Seller or Guarantor, as applicable, which default (1) involves the failure to pay a matured obligation in excess of $250,000, with respect to Seller or $1,000,000, with respect to Guarantor or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such indebtedness, if the aggregate amount of the indebtedness in respect of which such default or defaults shall have occurred is at least $250,000, with respect to Seller or $1,000,000, with respect to Guarantor; or (ii) any other material contract to which Seller or Guarantor is a party which default (1) involves the failure to pay a matured obligation or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract if the aggregate amount of such obligations is $250,000, with respect to Seller or $1,000,000, with respect to Guarantor;

(x)            any governmental, regulatory, or self-regulatory authority shall have taken any action to remove, limit, restrict, suspend or terminate the rights, privileges, or operations of Seller or Guarantor, which suspension has a material adverse effect in the determination of Buyer;

(xi)           any condition shall exist that constitutes a material adverse effect in Buyer’s sole discretion exercised in good faith;

(xii)           a final non-appealable judgment by any competent court in the United States of America for the payment of money (a) rendered against Seller in an amount greater than $250,000 or (b) rendered against Guarantor in an amount greater than $1,000,000, and remained undischarged or unpaid for a period of sixty (60) days, during which period execution of such judgment is not effectively stayed by bonding over or other means acceptable to Buyer;

(xiii)          the Guaranty or a replacement therefor acceptable to Buyer shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof in accordance with its terms shall be contested by Guarantor or Seller;

   (xiv)          the breach by Guarantor of any term or condition set forth in the Guaranty or of any representation, warranty, certification or covenant made or deemed made in the Guaranty by Guarantor or if any certificate furnished by Seller or Guarantor (as the case may be) to Buyer pursuant to the provisions hereof or thereof or any material information with respect to the Purchased Securities furnished in writing on behalf of Seller or Guarantor (as the case may be) shall prove to have been false or misleading in any material respect as of the time made or furnished;

    (xv)         an Act of Insolvency occurs with respect to Guarantor; and

   (xvi)         Seller shall default in the observance or performance of any other agreement contained in this Agreement and such default shall not be cured within five (5) Business Days after notice thereof by Buyer to Seller.

J.P. MORGAN SECURITIES INC.	JERIT FINANCE CO JPM, LLC

By /s/ Mark D. Pasierb	By /s/ Jeffrey D. Goldberg
Name Mark D. Pasierb	Name Jeffrey D. Goldberg
Title Executive Director	Title Authorized Signatory

JER INVESTORS TRUST INC. With respect to #9 above only

By /s/ Jeffrey D. Goldberg
Name Jeffrey D. Goldberg
Title Authorized Signatory

EXHIBIT I

FORM OF COVENANT COMPLIANCE CERTIFICATE

[ ] [ ], 200[ ]

J.P. Morgan Securities Inc.
277 Park Avenue, 2nd Floor
New York, New York 10172
Attention: Kimberly L. Turner

This Covenant Compliance Certificate is furnished pursuant to that certain Master Repurchase Agreement, dated as of September 12, 2008, by and between J.P. Morgan Securities Inc. (“Buyer”) and JERIT Finance Co JPM, LLC (“Seller”) (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Master Repurchase Agreement”). Unless otherwise defined herein, capitalized terms used in this Covenant Compliance Certificate have the respective meanings ascribed thereto in the Master Repurchase Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.           I am a duly elected responsible officer of Seller or Guarantor (as applicable).

2.           All of the financial statements, calculations and other information set forth in this Covenant Compliance Certificate, including, without limitation, in any exhibit or other attachment hereto, are true, complete and correct as of the date hereof.

3.           I have reviewed the terms of the Master Repurchase Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and financial condition of Seller during the accounting period covered by the financial statements attached (or most recently delivered to Buyer if none are attached).

4.           As of the date hereof, and since the date of the certificate most recently delivered pursuant to Paragraph 10 of the Master Repurchase Agreement, Seller has observed or performed all of its covenants and other agreements in all material respects, and satisfied in all material respects, every condition, contained in the Master Repurchase Agreement and the related documents to be observed, performed or satisfied by it.

5.           The examinations described in Paragraph 3 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Covenant Compliance Certificate (including after giving effect to any pending Transactions requested to be entered into), except as set forth below.

6.           As of the date hereof, the representations and warranties made by Seller in Paragraph 10 of the Master Repurchase Agreement are true, correct and complete in all material respects with the same force and effect as if made on and as of the date hereof.

7.           Attached hereto are the financial statements required to be delivered pursuant to Paragraph 10 of the Master Repurchase Agreement (or, if none are required to be delivered as of the date of this Covenant Compliance Certificate, the financial statements most recently delivered pursuant to Paragraph 10 of the Master Repurchase Agreement), which financial statements, to the best of my knowledge after due inquiry, fairly and accurately present in all material respects, the financial condition and operations of Seller as of the date or with respect to the period therein specified, determined in accordance with the requirements set forth in the Master Repurchase Agreement.

8.           Attached hereto are the calculations demonstrating compliance with the financial covenants set forth in paragraph 10 of the Guaranty.

To the extent that Financial Statements are being delivered in connection with this Covenant Compliance Certificate, JERIT FINANCE CO JPM, LLC hereby makes the following representations and warranties: (i) it is in compliance with all of the terms and conditions of the Master Repurchase Agreement, (ii) it has no claim or offset against Buyer under the Transaction Documents and (iii) it hereby affirms that each of the representations and warranties in the Master Repurchase Agreement are true and correct as of the date hereof.

To the best of my knowledge, Seller has, during the period since the delivery of the immediately preceding Covenant Compliance Certificate, observed or performed all of its covenants and other agreements in all material respects, and satisfied in all material respects every condition, contained in the Master Repurchase Agreement and the related documents to be observed, performed or satisfied by it, and I have no knowledge of the occurrence during such period, or present existence, of any condition or event which constitutes an Event of Default or default (including after giving effect to any pending Transactions requested to be entered into), except as set forth below.

Described below are the exceptions, if any, to Paragraph 10, listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Guarantor or Seller has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the financial statements, updates, reports, materials, calculations and other information set forth in any exhibit or other attachment hereto, or otherwise covered by this Covenant Compliance Certificate, are made and delivered this [ ] day of [ ], 200[ ].

JERIT FINANCE CO JPM, LLC,
a Delaware limited liability company

By:
Name:
Title:

JER Investors Trust Inc.,
a Maryland corporation

By:
Name:
Title:

ANNEX I-a

MASTER CLOSE OUT
AND SET OFF TERMS

This Annex I-a forms a part of the Master Repurchase Agreement dated as of September 12, 2008 (the "Agreement") between J.P. Morgan Securities Inc. and JERIT Finance CO JPM, LLC (“Client”). Capitalized terms used but not defined in this Annex I-a shall have the meanings ascribed to them in the Agreement.

(1)  Master Close-out and Set-off Definitions.  For the purposes of this Annex I-a, the following terms have the following definitions:

“JPM Affiliate” means J.P. Morgan Securities Inc., J.P. Morgan Futures Inc., JPMorgan Chase Bank, N.A., J.P. Morgan Securities Ltd., J.P. Morgan Securities Asia Private Limited or J.P. Morgan Markets Australia Pty Limited; provided no such affiliate shall be included to the extent that their inclusion would prejudice the enforceability of this Annex I-a.

“JPM Affiliate Agreement” means any Specified Agreement to which Client and any JPM Affiliate are parties.

“Market Transaction” means (a) any transaction (including an agreement with respect to any such transaction) which is (i) a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell¬back transaction, securities lending transaction, weather index transaction, futures contract (whether exchange traded or otherwise) or purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future (whether exchange traded or otherwise), option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made and (b) any combination of these transactions.

“Specified Agreement” means (i) an agreement or confirmation governing any Market Transaction, (ii) any agreement in respect of credit support for obligations under any Market Transaction or under an agreement governing any Market Transaction, and (iii) any futures or options brokerage agreement.

(2)  Master Close-out.  Without limiting any provision in any JPM Affiliate Agreement, each JPM Affiliate and the Client agree that the occurrence of any event of default, default,

termination event, event giving rise to the right to liquidate, or similar condition or event (however described; hereinafter an "Event") in respect of the Client or a JPM Affiliate (the entity in respect of which such occurrence takes place being the "Master Close-out Defaulting Party") under a JPM Affiliate Agreement on the basis of which the other party to such JPM Affiliate Agreement either (i) has the contractual right to terminate or liquidate transactions governed by such JPM Affiliate Agreement (ii) has the contractual right to terminate the JPM Affiliate Agreement, or (iii) which causes the automatic termination or liquidation of all transactions governed by the JPM Affiliate Agreement, shall entitle but not obligate the Master Close-out Non-Defaulting Party (as defined below) to terminate or liquidate all transactions governed by any other JPM Affiliate Agreement (each, an "Other JPM Affiliate Agreement"). "Master Close-out Non-Defaulting Party" means (i) the Client if the Master Close-out Defaulting Party is J.P. Morgan Securities Inc. or (ii) the JPM Affiliate that is the party to JPM Affiliate Agreement if the Master Close-out Defaulting Party is the Client. The amount payable in respect of the termination of transactions governed by any such Other JPM Affiliate Agreement shall be determined in accordance with any applicable provisions thereof.

(3)  Authorization to Transfer Funds.  Notwithstanding anything to the contrary in this Agreement, any Specified Agreement, or any other agreement between the parties, and without limiting any rights given in any such agreement, upon the occurrence and during the continuation of any Event in respect of the Client under any JPM Affiliate Agreement, the Client authorizes each JPM Affiliate, in its sole discretion and without prior notice to the Client, to transfer or cause to be transferred any funds, securities and/or other property to, between, or among any accounts maintained by the Client with or among any JPM Affiliates.

(4)  Assignment.  Notwithstanding any provision to the contrary in any JPM Affiliate Agreement, upon the occurrence and during the continuation of any Event (however described) in respect of the Client under any JPM Affiliate Agreement, the Client hereby consents and agrees that the rights and obligations of any JPM Affiliate in respect of any JPM Affiliate Agreement may be assigned to any other JPM Affiliate without the prior written consent of the Client.

(5)  Additional JPM Set Off Rights.  Any amount payable by a JPM Affiliate to the Client in respect of the termination or liquidation of all transactions governed by a JPM Affiliate Agreement as the result of the occurrence of any Event in respect of the Client may, at the option of such JPM Affiliate (and without prior notice to the Client), and after all regulatory obligations to futures or options or other exchanges or other regulatory requirements are satisfied, be reduced by its set-off against any Other Agreement Amount (as hereinafter defined). As used herein, “Other Agreement Amount” shall mean any payment obligation of any description whatsoever (whether arising at such time or in the future or upon the occurrence of a contingency) by the Client to any JPM Affiliate (irrespective of the currency, place of payment or booking office of the obligation or whether the relevant party is legally or beneficially the holder of the obligation) arising under any agreement between the Client and any JPM Affiliate or any instrument or undertaking issued or executed or guaranteed by the Client to, or in favor of, any JPM Affiliate or any bond, note, or other debt instrument issued or guaranteed by the Client and owned or held beneficially by any JPM Affiliate as a result of the purchase thereof by or on behalf of any JPM Affiliate, whether directly from the issuer or in the secondary market; and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off.

For this purpose, the Other Agreement Amount (or the relevant portion of such amounts) may be converted by the JPM Affiliate effecting the set-off into the currency in which the obligation of such JPM Affiliate is denominated at the rate of exchange at which such JPM Affiliate would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency. If an obligation is unascertained, a JPM Affiliate may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this clause (5) shall be effective to create a charge or other security interest. This clause (5) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any entity is at any time otherwise entitled (whether by operation of law, contract or otherwise), and shall not be exercised in contravention of any regulatory requirement or rules or interest of any commodities, options or futures exchange.

(6)  Termination – Miscellaneous.  This Annex I-a may be terminated by J.P. Morgan Securities Inc. upon notice to the Client. A failure or delay in exercising any right, power or privilege in respect of this Annex I-a shall not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege shall not be presumed to preclude any subsequent or further exercise of that right, power or privilege. Wherever possible, each provision of this Annex I-a shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Annex I-a shall be prohibited by or invalid or unenforceable under such laws, such provision shall be ineffective to the extent of such prohibition, invalidity or unenforceability without otherwise affecting the validity or enforceability of such provision or the remaining provisions of this Annex I-a.

JERIT FINANCE CO JPM, LLC	J.P. MORGAN SECURITIES INC.
By: /s/ Jeffrey D. Goldberg	By: /s/ Mark D. Pasierb
Name: Jeffrey D. Goldberg	Name: Mark D. Pasierb
Title: Authorized Signatory	Title: Executive Director

JPMORGAN CHASE BANK, N.A.,
For itself and as Attorney-in-Fact on behalf of:
J.P. MORGAN FUTURES INC.
J.P. MORGAN SECURITIES LTD.
J.P. MORGAN SECURITIES ASIA PRIVATE LIMITED
JPMORGAN SECURITIES JAPAN CO., LTD.
J.P. MORGAN MARKETS AUSTRALIA PTY LIMITED
With respect to this Annex I-a only

By: /s/ Matthew Griffith
Name: Matthew Griffith
Title: Vice President

ANNEX II

Names and Addresses for Communications Between Parties

Pursuant to Section 13 ("Notices and Other Communications"), the following addresses shall be applicable:

J.P. Morgan Securities Contacts:

Finance Desk Head	Craig Delany
(212) 834-2227

Confirmations	J.P. Morgan Securities Inc.
Confirmations Processing
500 Stanton Christiana Road
Newark, Delaware 19713-2107

Client Contacts:

JER US Debt Co-Investment Vehicle, L.P.
1650 Tysons Blvd., Suite 1600 McLean, VA 22102
Attn: Mike McGillis
Tel.: (703) 714-8182
Fax: (703) 714-8137
Email: mike.mcgillis@jer.com

JER US Debt Co-Investment Vehicle, L.P.
1650 Tysons Blvd., Suite 1600
McLean, VA 22102
Attn: George Yeboah
Tel.: (703) 714-8375
Fax: (703) 714-8137
Email: george.yeboah@jer.com

JER US Debt Co-Investment Vehicle, L.P.
1650 Tysons Blvd., Suite 1600
McLean, VA 22102
Attn: Jeff Goldberg
Tel.: (703) 336-8386
Fax: (703) 714-8137
Email: jeff.goldberg@jer.com

Annex V
Margin for Forward Transactions

This Annex V forms a part of the Master Repurchase Agreement dated as of September 12, 2008 (the "Agreement") between J.P. Morgan Securities Inc. and JERIT Finance CO JPM, LLC. Capitalized terms used but not defined in this Annex V shall have the meanings ascribed to them in the Agreement.

1.	Definitions. For purposes of the Agreement and this Annex V, the following terms shall have the following meanings:

"Forward Exposure”, the amount of loss a party would incur upon canceling a Forward Transaction and entering into a replacement transaction, determined in accordance with market practice or as otherwise agreed by the parties;

"Forward Transaction", any Transaction agreed to by the parties as to which the Purchase Date has not yet occurred;

"Net Forward Exposure", the aggregate amount of a party's Forward Exposure to the other party under all Forward Transactions hereunder reduced by the aggregate amount of any Forward Exposure of the other party to such party under all Forward Transactions hereunder;

"Net Unsecured Forward Exposure", a party's Net Forward Exposure reduced by the Market Value of any Forward Collateral transferred to such party (and not returned) pursuant to Paragraph 2 of this Annex V.

2.	Margin Maintenance.

(a)
If at any time a party (the "In-the-Money Party") shall have a Net Unsecured Forward Exposure to the other party (the "Out-of-the-Money Party") under one or more Forward Transactions, the In the-Money Party may by notice to the Out-of-the-Money Party require the Out-of-the-Money Party to transfer to the In-the-Money Party Securities or cash reasonably acceptable to the In-the-Money Party (together with any Income thereon and proceeds thereof, "Forward Collateral") having a Market Value sufficient to eliminate such Net Unsecured Forward Exposure. The Out-of-the-Money Party may by notice to the In-the-Money Party require the In-the-Money Party to transfer to the Out-of-the-Money Party Forward Collateral having a Market Value that exceeds the In-the-Money Party's Net Forward Exposure ("Excess Forward Collateral Amount"). The rights of the parties under this subparagraph shall be in addition to their rights under subparagraphs (a) and (b) of Paragraph 4 and any other provisions of the Agreement.

(b)
The parties may agree, with respect to any or all Forward Transactions hereunder, that the respective rights of the parties under subparagraph (a) of this Paragraph may be exercised only where a Net Unsecured Forward Exposure or Excess Forward Collateral Amount, as the case may be, exceeds a specified dollar amount or other specified threshold for such Forward Transactions (which amount or threshold shall be agreed to by the parties prior to entering into any such Forward Transactions).

(c)
The parties may agree, with respect to any or all Forward Transactions hereunder, that the respective rights of the parties under subparagraph (a) of this Paragraph to require the elimination of a Net Unsecured Forward Exposure or Excess Forward Collateral Amount, as the case may be, may be exercised whenever such a Net Unsecured Forward Exposure or Excess Forward Collateral Amount exists with respect to any single Forward Transaction hereunder (calculated without regard to any other Forward Transaction outstanding hereunder).

(d)
The parties may agree, with respect to any or all Forward Transactions hereunder, that (i) one party shall transfer to the other party Forward Collateral having a Market Value equal to a specified dollar amount or other specified threshold no later than the Margin Notice Deadline on the day such Forward Transaction is entered into by the parties or (ii) one party shall not be required to make any transfer otherwise required to be made under this Paragraph if, after giving effect to such transfer, the Market Value of the Forward Collateral held by such party would be less than a specified dollar amount or other specified threshold (which amount or threshold shall be agreed to by the parties prior to entering into any such Forward Transactions).

(e)
If any notice is given by a party to the other under subparagraph (a) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer Forward Collateral as provided in such subparagraph no later than the close of business in the relevant market on such business day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such Forward Collateral no later than the close of business in the relevant market on the next business day.

(f)
Upon the occurrence of the Purchase Date for any Forward Transaction and the performance by the parties of their respective obligations to transfer cash and Securities on such date, any Forward Collateral in respect of such Forward Transaction, together with any Income thereon and proceeds thereof, shall be transferred by the party holding such Forward Collateral to the other party; provided, however, that neither party shall be required to transfer such Forward Collateral to the other if such transfer would result in the creation of a Net Unsecured Forward Exposure of the transferor.

(g)
The Pledgor (as defined below) of Forward Collateral may, subject to agreement with and acceptance by the Pledgee (as defined below) thereof, substitute other Securities reasonably acceptable to the Pledgee for any Securities Forward Collateral. Such substitution shall be made by transfer to the Pledgee of such other Securities and transfer to the Pledgor of such Securities Forward Collateral. After substitution, the substituted Securities shall constitute Forward Collateral.

3.	Security Interest.

(a)
In addition to the rights granted to the parties under Paragraph 6 of the Agreement, each party ("Pledgor") hereby pledges to the other party ("Pledgee") as security for the performance of its obligations hereunder, and grants Pledgee a security interest in and right of setoff against, any Forward Collateral and any other cash, Securities or property, and all proceeds of any of the foregoing, transferred by or on behalf of Pledgor to Pledgee or due from Pledgee to Pledgor in connection with the Agreement and the Forward Transactions hereunder.

(b)
Unless otherwise agreed by the parties, a party to whom Forward Collateral has been transferred shall have the right to engage in repurchase transactions with Forward Collateral or otherwise sell, transfer, pledge or hypothecate Forward Collateral, including in respect of loans or other extensions of credit to such party that may be in amounts greater than the Forward Collateral such party is entitled to as security for obligations hereunder, and that may extend for periods of time longer than the periods during which such party is entitled to Forward Collateral as security for obligations hereunder; provided, however, that no such transaction shall relieve such party of its obligations to transfer Forward Collateral pursuant to Paragraph 2 or 4 of this Annex V or Paragraph 11 of the Agreement.

4.	Events of Default.

(a)
In addition to the Events of Default set forth in Paragraph 11 of the Agreement, it shall be an additional "Event of Default" if either party fails, after one business day's notice, to perform any covenant or obligation required to be performed by it under Paragraph 2 or any other provision of this Annex.

(b)
In addition to the other rights of a nondefaulting party under Paragraphs 11 and 12 of the Agreement, if the nondefaulting party exercised or is deemed to have exercised the option referred to in Paragraph 11(a) of the Agreement:

(i)
The nondefaulting party, without prior notice to the defaulting party, may (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Forward Collateral subject to any or all Forward Transactions hereunder and apply the proceeds thereof to any amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Forward Collateral, to give the defaulting party credit for such Forward Collateral in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against any amounts owing by the defaulting party hereunder.

(ii)
Any Forward Collateral held by the defaulting party, together with any Income thereon and proceeds thereof, shall be immediately transferred by the defaulting party to the nondefaulting party. The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), and without prior notice to the defaulting party, (i) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, securities ("Replacement Securities") of the same class and amount as any Securities Forward Collateral that is not delivered by the defaulting party to the nondefaulting party as required hereunder or (ii) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source, whereupon the defaulting party shall be liable for the price of such Replacement Securities together with the amount of any cash Forward Collateral not delivered by the defaulting party to the nondefaulting party as required hereunder.

Unless otherwise provided in Annex I, the parties acknowledge and agree that (1) the Forward Collateral subject to any Forward Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid quotations for any Forward Collateral, the nondefaulting party may establish the source therefor in its sole discretion and (3) all prices and bids shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Forward Collateral).

5.
No Waivers. Etc. Without limitation of the provisions of Paragraph 17 of the Agreement, the failure to give a notice pursuant to subparagraph (a), (b), (c) or (d) of Paragraph 2 of this Annex V will not constitute a waiver of any right to do so at a later date.

Annex VI
Buy/Sell Back Transactions

This Annex VI forms a part of the Master Repurchase Agreement dated as of September 12, 2008 (the "Agreement") between J.P. Morgan Securities Inc. and JERIT Finance CO JPM, LLC. Capitalized terms used but not defined in this Annex VI shall have the meanings ascribed to them in the Agreement.

1.	In the event of any conflict between the terms of this Annex VI and any other term of the Agreement, the terms of this Annex VI shall prevail.

2.	Each Transaction shall be identified at the time it is entered into and in the relevant Confirmation as either a Repurchase Transaction or a Buy/Sell Back Transaction.

3.
In the case of a Buy/Sell Back Transaction, the Confirmation delivered in accordance with Paragraph 3 of the Agreement may consist of a single document in respect of both of the transfers of funds against Securities which together form the Buy/Sell Back Transaction or separate Confirmations may be delivered in respect of each such transfer.

4.	Definitions. The following definitions shall apply to Buy/Sell Back Transactions:

(a)           "Accrued Interest", with respect to any Purchased Securities subject to a Buy/Sell Back Transaction, unpaid Income that has accrued during the period from (and including) the issue date or the last Income payment date (whichever is later) in respect of such Purchased Securities to (but excluding) the date of calculation. For these purposes unpaid Income shall be deemed to accrue on a daily basis from (and including) the issue date or the last Income payment date (as the case may be) to (but excluding) the next Income payment date or the maturity date (whichever is earlier);

(b)           "Sell Back Differential", with respect to any Buy/Sell Back Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Buy/Sell Back Transaction to the Purchase Price for such Buy/Sell Back Transaction on a 360 day per year basis (unless otherwise agreed by the parties for the Transaction) for the actual number of days during the period commencing on (and including) the Purchase Date for such Buy/Sell Back Transaction and ending on (but excluding) the date of determination;

(c)           "Sell Back Price", with respect to any Buy/Sell Back Transaction:

(i) in relation to the date originally specified by the parties as the Repurchase Date pursuant to Paragraph 2(q) of the Agreement, the price agreed by the Parties in relation to such Buy/Sell Back Transaction, and

(ii) in any other case (including for the purposes of the application of Paragraph 4 or Paragraph 11 of the Agreement), the product of the formula (P + D) - (IR + C), where—

P = the Purchase Price

D = the Sell Back Differential

IR = the amount of any Income in respect of the Purchased Securities paid by the issuer on any date falling between the Purchase Date and the Repurchase Date

C = the aggregate amount obtained by daily application of the Pricing Rate for such Buy/Sell Back Transaction to any such Income from (and including) the date of payment by the issuer to (but excluding) the date of calculation.

5.
When entering into a Buy/Sell Back Transaction the parties shall also agree on the Sell Back Price and the Pricing Rate to apply in relation to such Buy/Sell Back Transaction on the scheduled Repurchase Date. The parties shall record the Pricing Rate in at least one Confirmation applicable to such Buy/Sell Back Transaction.

6.
Termination of a Buy/Sell Back Transaction shall be effected on the Repurchase Date by transfer to Seller or its agent of Purchased Securities against the payment by Seller of (i) in a case where the Repurchase Date is the date originally agreed to by the parties pursuant to Paragraph 2(q) of the Agreement, the Sell Back Price referred to in Paragraph 4(c)(i) of this Annex; and (ii) in any other case, the Sell Back Price referred to in Paragraph 4(c)(ii) of this Annex.

7.
For the avoidance of doubt, the parties acknowledge and agree that the Purchase Price and the Sell Back Price in Buy/Sell Back Transactions shall include Accrued Interest (except to the extent contrary to market practice with respect to the Securities subject to such Buy/Sell Back Transaction, in which event (i) an amount equal to the Purchase Price plus Accrued Interest to the Purchase Date Shall be paid to Seller on the Purchase Date and shall be used, in lieu of the Purchase Price, for calculating the Sell Back Differential, (ii) an amount equal to the Sell Back Price plus the amount of Accrued Interest to the Repurchase Date shall be paid to Buyer on the Repurchase Date, and (iii) the formula in Paragraph 4(c)(ii) of this Annex VI shall be replaced by the formula "(P + AI + D) - (IR + C)", where "AI" equals Accrued Interest to the Purchase Date).

8.
Unless the parties agree in Annex I to the Agreement that a Buy/Sell Back Transaction is not to be repriced, they shall at the time of repricing agree on the Purchase Price, the Sell Back Price and the Pricing Rate applicable to such Transaction.

9.
Paragraph 5 of the Agreement shall not apply to Buy/Sell Back Transactions.  Seller agrees, on the date such Income is received, to pay to Buyer any Income received by Seller in respect of Purchased Securities that is paid by the issuer on any date falling between the Purchase Date and the Repurchase Date.

10.	References to "Repurchase Price" throughout the Agreement shall be construed as references to "Repurchase Price or the Sell Back Price, as the case may be."

11.	In Paragraph 11 of the Agreement, references to the "Repurchase Prices" shall be construed as references to "Repurchase Prices and Sell Back Prices."